As filed with the Securities and Exchange Commission on December 31, 2013
Registration No. 333-35120

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CECIL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	52-1883546
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

127 North Street
Elkton, Maryland  21921
(410) 398-1650
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Terrie G. Spiro
President and Chief Executive Officer
127 North Street
Elkton, Maryland  21921
(410) 398-1650
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James C. Stewart, Esq.
Spidi & Fisch, PC
1227 25th Street, N.W., Suite 200 West
Washington, D.C.  20037
(202) 434-4660

Approximate date of commencement of proposed sale to public:  Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Deregistration of Securities

Cecil Bancorp, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 in order to deregister certain shares of its common stock, $0.01 par value per share (the “Common Stock”), that were previously registered by the Company pursuant to its Registration Statement on Form S-3 (SEC File No. 333-35120) (the “Registration Statement”), filed with the Securities Exchange Commission on April 19, 2000, relating to the registration of 60,000 shares of the Common Stock issuable under the Company’s Dividend Reinvestment Plan (the “Plan”).

In accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby amends the Registration Statement to remove from registration all shares of the Company’s Common Stock registered but remaining unsold as of the date hereof, if any, under the Registration Statement and to terminate the effectiveness of the Registration Statement and the offering thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elkton, State of Maryland, on December 18, 2013.

CECIL BANCORP, INC.

By:	/s/ Terrie G. Spiro
Terrie G. Spiro
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Terrie G. Spiro
Terrie G. Spiro	President and Chief Executive Officer (Principal Executive Officer)	December 18, 2013

/s/ R. Lee Whitehead
R. Lee Whitehead	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 18, 2013

/s/ William H. Cole, IV
William H. Cole, IV	Chairman of the Board and Director	December 18, 2013

/s/ Matthew G. Bathon
Matthew G. Bathon	Director	December 20, 2013

/s/ Arthur S. Hock
Arthur S. Hock	Director	December 18, 2013

/s/ Mark W. Saunders
Mark W. Saunders	Director	December 18, 2013

/s/ Thomas L. Vaughan, Sr.
Thomas L. Vaughan, Sr.	Director	December 18, 2013